Exhibit 99.3
------------


                                 ANDRESMIN GOLD
                                   CORPORATION


                              For Immediate Release

                    CORPORATE UPDATE ON ANDRESMIN GOLD CORP.
                    ----------------------------------------


LIMA, PERU, November 29, 2004, - Andresmin Gold Corporation  ("Andresmin" or the
--------------------------------------------------------------------------------
"Company") (NASD OTC-BB:  "ADGD") is pleased to provide the following  corporate
---------------------------------
update. Over the past several months Andresmin has acquired 100% of the issued and outstanding shares of Grupo Minero Internacional S.A.C. (Grupo) in exchange for $230,000 and a 2.5% NSR. With this acquisition, Andresmin acquired a 100% interest in nine separate mineral exploration projects encompassing 16,400 hectares in Peru. In addition, the Company has appointed two new directors, has completed an initial work program on the Winicocha property, and has begun initial exploration efforts on the Huarangayoc and Pira properties. Furthermore, the Company has acquired a key block of land contiguous to Winicocha which it feels is strategic to the development of the Winicocha project.


NEW DIRECTORS
-------------

Ian Brodie, President & Director
--------------------------------

With a distinguished career spanning 20 years working in capital markets, Mr. Brodie has repeatedly proven successful at the highest levels of corporate finance and management for marquee companies. He served on the Board of Directors of Crystallex, which discovered and operates the now 10.2 million ounce Las Cristinas Gold Mine in Venezuela. He has significant expertise in mergers and acquisitions, and served as Director of Carson Gold (which later became Vengold). Mr. Brodie also served as a Director of several other mining companies including Cascadia Brands, which is a parent company and owner of national brands including Potter's Distilling, Granville Island Brewing, and Calona Wines.

Robert Weicker, Director
------------------------

Mr.Weicker has been involved in a number of major mineral discoveries in his 25 year as a geologist. He was formerly the Chief Geologist at Lac Minerals' Williams Mine, the largest gold mine in Canada, before being involved in the start-up, development, and production at the Rosebud UG Gold Mines in Nevada. More recently, he was responsible for a multi-million dollar development program resulting in a significant reserve expansion and the discovery of the Yellow Jacket polymetallic zinc deposit in Canada. Mr.Weicker has an honors degree in Earth Science, and is a Professional Geoscientist of the Association of Professional Engineers and Geoscientists of British Columbia.









              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502

                                 ANDRESMIN GOLD
                                   CORPORATION




PROPERTY UPDATE
---------------

Winicocha
---------

The 8,500 hectare Winicocha Copper-Gold-Molybdenum Project is located in the department of Cusco in southern Peru and is Andresmin's flagship project. Andresmin's new wholly-owned subsidiary, Grupo, acquired its 100% interest in Winicocha from Centromin, the government agency responsible for vending some of Peru's most select mineral properties, including the $2.3 billion Noranda-BHP-Teck-Cominco joint venture Antamina copper-zinc mine, now one of the world's largest, Barrick's 7.3 million ounce Alto Chicama gold project, and BHP's $8.5 billion Tintaya copper deposit - just 80 kilometres away and along strike.

Winicocha has produced gold since the days of Spanish Conquistadores, who first discovered and mined visible high grade mineralization from near surface veins. Fortunately, mining methodologies have improved vastly in the almost 500 years since, and it appears the Spanish miners left more than they mined. In fact, according to Centromin, Winicocha hosts an inferred resource of 1.4 million ounces of gold at surface, and the resource remains open for expansion in all directions, including depth.

Andresmin's initial exploration program was designed to outline priority drill targets, and proved highly successful. The program included geological mapping, channel and chip sampling, geochemistry, and geophysical surveys on a 1,000 hectare area. Thus far, the geochemical program has identified 19 vein systems traced over 2,000 meters. Assays previously completed by Centromin range to 21 grams per tonne gold and 75 grams per tonne silver, and the mineralization remains open for expansion along strike.

The geophysical surveys, completed by Geophysica Consultores SRL, a respected Peruvian geophysical consultancy, included deep penetrating Induced Polarization
(IP) and ground magnetics surveys, indicating the presence of three large and strong chargeability anomalies, each with peripheral magnetic anomalies and measuring:

     o    1,600 meters by 1,600 meters in the north
     o    1,000 meters by 600 meters in the southwest
     o    1,800 meters by 300 meters in the southeast

Winicocha has the characteristics of a large copper-gold porphyry style deposit. The host rocks, alteration, vein stockworking, and mineralization are similar to those found in the largest porphyries throughout the Central Andes and the world. Furthermore, surface sampling has identified a massive geochemical anomaly overlapping geophysical and geological targets. Assay grades range to 1.0% copper and 5.0 grams per tonne gold. In the southwest, the anomaly coincides with the 2,500 meter long by 300 meter wide zone of quartz vein stockworking with gold grades ranging to 2.5 grams per tonne. The large footprint indicated by geochemistry and geophysics suggests the presence of a much larger underlying system. This indicates the presence of a large ore body with high electrical conductivity suggesting the presence of gold, copper, and other conductive metals. Over 85% of the Winicocha project area remains completely untested. Winicocha has excellent potential to be Peru's next copper-gold-molybdenum porphyry discovery. Since the Company acquired the Winicocha project the surrounding area has seen a significant increase in exploration activity, including several adjacent projects being drill tested by



              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502

                                 ANDRESMIN GOLD
                                   CORPORATION




major mining companies. Data is currently being analyzed and targets prioritized for a Phase I diamond drilling program which is scheduled to begin in the first quarter of 2005.

Huarangayoc & Pira
------------------

The Huarangayoc and Pira projects each have excellent potential for major world class silver-lead-zinc polymetallic mineral discoveries. Andresmin recently acquired 100% interests in both Huarangayoc and Pira from Centromin, the government agency previously referred to.

The Huarangayoc and Pira projects are located in the highly prolific Cordillera Negra in the Ancash department of central Peru. The Cordillera Negra spans 200 kilometers and is the second richest silver-lead producing belt in the world. Roughly 90% of Peru's annual silver production comes from this belt and a number of major mining companies are active in the area including BHP Billiton, Pan American Silver, Glencore, Noranda, Mitsubishi, and Teck-Cominco. The Huarangayoc and Pira projects are 75 kilometres from both the $2.3 billion Antamina mine and 7.3 million ounce Alto Chicama gold project, and located in the same mineralized belt.


PROPERTY ACQUISITION
--------------------

Clavella 2
----------

Andresmin recently acquired the rights to the 232 hectare Clavella 2 property, which lies within the northern boundaries of the Company's 8,500 hectare Winicocha Copper-Gold project.

Clavella 2 was the site of previous exploration focused on gold mineralization associated with large disseminated stockwork zones. Recent work by the Company has returned surface samples returning between 0.25% to greater than 1.0% copper, with a further 10 samples returning 0.10% to 0.25% copper, and associated anomalous molybdenum values in 4 samples ranging from 60 to 150 parts per million. In addition, sampling by the Company returned 6 samples ranging from 0.5 to 2.5 grams per ton gold over the property.

Recent geophysical surveys by Andresmin were completed over the southern third of the Clavella 2 property, with several anomalies indicated. A large strong magnitude, chargeability Induced Polarization (IP) anomaly was indicated and is co-incident with the anomalous gold, copper and molybdenum values indicated above. This structure is only partially defined, and is open to the north. The presence of these anomalous copper gold and molybdenum values coincident with a strong IP anomaly is indicative of the large-tonnage porphyry deposits typical in this mineral belt. A further work program consisting of additional geophysics will be conducted, followed by diamond drilling in early 2005 to test these results.


CORPORATE ADVANCES
------------------

Over the past 6 months Andresmin has completed two financings. The first was completed on July 15, and raised USD $500,000 by issuing 333,333 units at a price of $1.50 per unit. On November 9th Andresmin completed a USD $1.7 Million private placement by way of a convertible debenture which is convertible into units. Each unit is convertible into one share of common stock at a price of $1.50 and carries an additional share purchase warrant enabling the holder to



              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502

                                 ANDRESMIN GOLD
                                   CORPORATION




purchase an additional common share of the Company for $1.50. The conversion of the debenture, and the exercise of the warrant is at the discretion of the debenture holder for a period of two years. The debenture carries a two-year term and an interest rate of 8% payable and compounded half-yearly. On November 22nd Andresmin announced a further USD $500,000 financing.

On October 8, 2004 the Company announced a forward split of its common shares on a basis of three new shares for one old share. The Company now trades under the new symbol "ADGD" and the new CUSIP number is 034422 20 4.


About Andresmin Gold Corporation
--------------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with nine projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.


For further information please contact:
Resourcex Group:
Toll (888) 689-1620
investor@andresmin.com
----------------------
www.andresmin.com
-----------------




THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.













              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502